UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 6, 2013

DIAMONDBACK ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-35700 (Commission File Number)	45-4502447 (I.R.S. Employer Identification Number)
500 West Texas Suite 1225 Midland, Texas (Address of principal executive offices)		79701 (Zip code)
(432) 221-7400 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

On November 6, 2013, Diamondback Energy, Inc. (“Diamondback Energy”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Gulfport Energy Corporation, as the selling stockholder (“Gulfport”), and Credit Suisse Securities (USA) LLC, as representative of the several underwriters named therein (the “Underwriters”). The Underwriting Agreement relates to a public offering by Gulfport of 2,000,000 shares of Diamondback Energy’s common stock at a public offering price of $53.46 per share (less the underwriting discount) (the “Firm Shares Offering”). The Firm Shares Offering closed on November 13, 2013. Pursuant to the Underwriting Agreement, Gulfport granted the Underwriters a 30-day option to purchase up to 300,000 additional shares of Diamondback Energy’s common stock at the public offering price (less the underwriting discount) (the “Optional Shares Offering” and, together with the Firm Shares Offering, the “Offering”), which option was exercised by the underwriters in full on November 13, 2013, with the anticipated closing date of November 18, 2013. Diamondback Energy will not receive any proceeds from the sale of shares in the Offering. The Underwriting Agreement contains customary representations, warranties and agreements of Diamondback Energy and Gulfport and other customary obligations of the parties and termination provisions. The Underwriting Agreement also provides for the indemnification by Diamondback Energy of the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

The Offering was made pursuant to Diamondback Energy’s effective automatic shelf registration statement on Form S-3 (File No. 333-192099), filed with the Securities and Exchange Commission (the “SEC”) on November 5, 2013, and a prospectus, which consists of a base prospectus, filed with the SEC on November 5, 2013, a preliminary prospectus supplement, filed with the SEC on November 5, 2013, and a final prospectus supplement, filed with the SEC on November 8, 2013.

Certain of the Underwriters and their respective affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for Diamondback Energy and its affiliates in the ordinary course of business for which they have received and would receive customary compensation.

The preceding summary of the Underwriting Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 1.1 hereto and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On November 6, 2013, Diamondback Energy issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit
1.1
Underwriting Agreement, dated November 6, 2013, by and among Diamondback Energy, Inc., Gulfport Energy Corporation, as the selling stockholder, and Credit Suisse Securities (USA) LLC, as representative of the several underwriters.

99.1	Press release dated November 6, 2013 entitled “Diamondback Energy Announces Pricing of Secondary Common Stock Offering.”

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIAMONDBACK ENERGY, INC.

Date:	November 13, 2013	By:	/s/ Teresa L. Dick
Teresa L. Dick
Senior Vice President and Chief Financial Officer

Exhibit Index

Number	Exhibit
1.1
Underwriting Agreement, dated November 6, 2013, by and among Diamondback Energy, Inc., Gulfport Energy Corporation, as the selling stockholder, and Credit Suisse Securities (USA) LLC, as representative of the several underwriters.

99.1	Press release dated November 6, 2013 entitled “Diamondback Energy Announces Pricing of Secondary Common Stock Offering.”

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